                EXHIBIT 99.1

For:	Crocs, Inc.

Company Contact:	Peter Case/Chief Financial Officer
Tia Mattson/Public Relations Manager
(303) 468-4260

Investor/Media Contact:	Integrated Corporate Relations, Inc.
Investors: Chad Jacobs/Brendon Frey
Media: Michael Fox
(203) 682-8200

CROCS, INC. REPORTS FISCAL 2006 FIRST QUARTER FINANCIAL RESULTS

— First Quarter Revenues Increase More than Fourfold to $44.8 Million vs. $11.0 Million Last Year —

- Company Reports 1Q06 Diluted EPS Including Share-based Compensation of $0.17 vs. $0.06 Last Year-

- Company Reports 1Q06 Diluted EPS Excluding Share-based Compensation of $0.20 vs. $0.08 Last Year -

— Company Introduces Fiscal 2006 Sales and Earnings Guidance —

NIWOT, COLORADO — May 4, 2006 — Crocs, Inc. (NASDAQ: CROX) today reported its results of operations for the first quarter ended March 31, 2006.

Revenues for the first quarter ended March 31, 2006 were $44.8 million compared to revenues of $11.0 million for the first quarter ended March 31, 2005.  Net income for the first quarter of fiscal 2006 was $6.4 million, or $0.17 per diluted common share, compared to net income of $2.0 million, or $0.06 per diluted common share, for the first quarter of fiscal 2005.  First quarter net income includes a non-cash share-based compensation expense, net of tax effect, of $1.1 million compared to $779,000 for the comparable period of 2005. Excluding the non-cash share-based compensation expense, non-GAAP net income was $7.5 million and Non-GAAP net income per diluted common share was $0.20 for the first quarter ended March 31, 2006.

	Three months ended March 31,
(In thousands, except per share data)	2006	2005
Revenues	$44,844	$10,958
GAAP net income attributable to common stockholders	$6,407	$1,972
Non-GAAP net income, excluding share-based compensation, net of tax effect	$7,461	$2,751
GAAP net income per diluted common share	$0.17	$0.06
Non-GAAP net income per diluted common share, excluding share-based compensation	$0.20	$0.08

Ron Snyder, President and Chief Executive Officer of Crocs Inc., commented “Our first quarter performance, which exceeded both internal and external expectations, was driven by robust demand for the Crocs brand across the board. During the quarter we continued to gain additional shelf space and open new doors within our current account base, while at the same time, increasing our penetration in strategic channels of distribution.

We also introduced several new styles of footwear and the feedback from our retail partners has been extremely positive, which bodes well as we look to further evolve our product line. We are pleased with our strong start to fiscal 2006, and we remain very encouraged about both our near-term and long-term prospects.”

Gross profit for the three months ended March 31, 2006 was $23.7 million, or 52.8% of sales, compared to gross profit of $6.8 million, or 62.4% of sales for the three months ended March 31, 2005. Selling, general and administrative expense was $13.7 million, or 30.6% of sales, compared to $4.7 million, or 42.6% of sales in the corresponding period a year ago.

Crocs currently anticipates its fiscal 2006 total revenues to be in the range of $200 to $205 million and projects its net income per diluted common share for fiscal 2006 to range from $0.77 to $0.79. For the second quarter ended June 30, 2006, the Company currently anticipates total revenues to be in the range of $53 to $55 million and projects its net income per diluted common share to range from $0.21 to $0.22. It is important to note that the Company’s net income per diluted common share outlook for fiscal and the second quarter 2006 includes its estimated share-based compensation expense.

Ron Snyder concluded, “Our brand equity and awareness continue to expand as we diversify our portfolio of products, increase our marketing and advertising, and broaden our reach both here and abroad. While we have grown rapidly in a relatively short period of time, we believe that the broad appeal for Crocs and our exciting new product offerings, coupled with our aggressive global expansion plan provide us with significant growth prospects for the future. We are focused on fully capitalizing on the many opportunities that we have created in the marketplace and remain committed to executing a strategy that will result in long-term growth and increased shareholder value.”

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to net income and diluted earnings per common share, excluding the impact of share-based compensation expense. The Company’s management uses these measures to monitor and evaluate operating results and trends and to gain an understanding of the comparative operating performance of the Company. The Company believes these measures enable investors to assess the Company’s performance on the same basis applied by management and to ease comparisons of the Company’s operating performance from period to period and among other companies that separately identify share-based compensation expenses.

Conference Call Information

A conference call to discuss first quarter fiscal 2006 financial results is scheduled for today (Thursday, May 4) at 4:30 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by clicking the ‘Investor Relations’ link under the Company section on www.crocs.com and at www.viavid.net. To listen to the broadcast, your computer must have Windows Media Player installed.  If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

About Crocs, Inc.

Crocs, Inc. is a rapidly growing designer, manufacturer and marketer of footwear for men, women and children under the crocs brand. All of our footwear products incorporate our proprietary closed-cell resin material, which we believe represents a substantial innovation in footwear comfort and functionality. Our proprietary closed-cell resin, which we refer to as croslite™ enables us to produce a soft and lightweight, non-marking, slip- and odor-resistant shoe. These unique properties make crocs footwear ideal for casual wear, as well as for recreational uses such as boating, hiking, fishing and gardening, and have enabled us to successfully market our products to a broad range of consumers.

Forward Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the following: our limited operating history; our significant recent expansion; changing fashion trends; our reliance on market acceptance of the small number of products we sell; our ability to develop and sell new products; our limited manufacturing capacity and distribution channels; our reliance on third party manufacturing and logistics providers for the production and distribution of our products; our reliance on a single-source supply for certain raw materials; our management and information systems infrastructure; our ability to obtain and protect intellectual property rights; the effect of competition in our industry; the potential effects of seasonality on our sales; our ability to attract, assimilate and retain management talent; and other factors described in our annual report on Form 10-K under the heading “Risk Factors.”  Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

Crocs, Inc.

Consolidated Statements of Operations

(In thousands, except share and per share data)

	THREE MONTHS ENDED
	March 31,
	2006	2005(1)
	(unaudited)

Revenues	$44,844	$10,958
Cost of Sales	21,163	4,119
Gross Profit	23,681	6,839

Selling, general and administrative expense	13,689	4,673
Income from operations	9,992	2,166

Interest expense	279	37
Other expense (income), net:	(287)	17
Income before income taxes	10,000	2,112

Income tax expense	3,560	72

Net income	6,440	2,040

Dividends on redeemable convertible preferred shares	33	68
Net income attributable to common stockholders	6,407	1,972

Net income per share:
Basic	$0.19	$0.08
Diluted	$0.17	$0.06

Weighted average common shares:
Basic	32,897,743	25,176,137
Diluted	38,259,456	33,078,266

(1) Our Statement of Operations for the three month period ended March 31, 2005 has been restated to reflect the effect of adjustments to our share-based compensation. See the notes to our Form 10-Q filing for the quarter ended March 31, 2006 for further information, which will be filed by May 15, 2006.

Crocs, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,861	$4,787
Accounts receivable, net	27,178	18,030
Inventories, net	40,686	28,494
Deferred tax assets	1,636	1,939
Prepaid expenses and other current assets	4,139	3,103

Total current assets	141,500	56,353

Property and equipment, net	17,037	14,765
Goodwill	335	336
Other intangibles, net	6,854	5,311
Deferred tax assets, net	1,532	1,084
Other assets	279	183
Total assets	$167,537	$78,032

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,657	$20,829
Accrued liabilities and other liabilities	10,990	8,276
Income taxes payable	4,939	8,697
Notes payable and current installments of long-term debt	1,662	8,503

Total current liabilities	35,248	46,305

Long-term debt	494	3,213
Deferred tax liability	1,800	1,772
Other liabilities	892	528

Total liabilities	38,434	51,818

Commitments and contingencies
Redeemable common shares, 8,410,320 shares issued and outstanding at December 31, 2005	—	1,800
Redeemable convertible preferred shares, par value $0.001 per share; 8,000,000 shares authorized 7,452,492 shares issued and outstanding in 2005 - preferences in liquidation of $5,500	—	5,500

Stockholders’ equity:
Common shares, par value $0.001 per share; 125,000,000 and 25,000,000 shares authorized, 38,277,078 and 17,449,699 shares issued and outstanding	38	17
Additional paid-in-capital	115,088	13,976
Deferred compensation	(9,740)	(12,364)
Retained earnings	23,104	16,697
Accumulated other comprehensive income	613	588
Total stockholders’ equity	129,103	18,914

Total liabilities and stockholders’ equity	$167,537	$78,032

Crocs, Inc.

Reconciliation of Non-GAAP

Financial Results

(In thousands, except share and per share data)

	THREE MONTHS ENDED
	March 31,
	2006	2005(1)
	(unaudited)

GAAP Net income attributable to common stockholders	$6,407	$1,972
Plus:
Share-based compensation, net of tax	1,054	779
Non-GAAP net income	7,461	2,751

Non-GAAP net income per share:
Diluted	$0.20	$0.08

Weighted average common shares:
Diluted	38,259,456	33,078,266

(1) Our Statement of Operations for the three month period ended March 31, 2005 has been restated to reflect the effect of adjustments to our share-based compensation. See the notes to our Form 10-Q filing for the quarter ended March 31, 2006 for further information, which will be filed by May 15, 2006.